Exhibit 3.1

THE COMPANIES LAW (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

TRONY SOLAR HOLDINGS COMPANY LIMITED

Amended and Restated by Special Shareholders Resolution dated 2 October 2009

THE COMPANIES LAW (REVISED)

OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

TRONY SOLAR HOLDINGS COMPANY LIMITED

1.     The name of the Company is Trony Solar Holdings Company Limited.

2.     The Registered Office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands or at such other place as the Directors may from time to time decide.

3.     Subject to the following provisions of this Amended and Restated Memorandum of Association, the objects for which the Company is established are unrestricted.

4.     Subject to the following provisions of this Amended and Restated Memorandum of Association, the Company shall have and be capable of exercising all the functions of a natural person or body corporate of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law (Revised), as the same may be amended from time to time.

5.     Nothing in this Amended and Restated Memorandum of Association shall permit the Company to carry on a business for which a license is required under the laws of the Cayman Islands unless duly licensed.

6.     The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.     The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

8.     The authorised share capital of the Company is US$50,000 divided into 493,972,809 Ordinary Shares of US$0.0001 par value each and 6,027,191 redeemable Series A Preferred Shares of US$0.0001 par value each.

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9.     The Company may exercise the power contained in the Companies Law (Revised) to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

10.  Capitalised terms that are not defined in this Amended and Restated Memorandum of Association bear the same meaning as those given in the Amended and Restated Articles of Association of the Company.

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THE COMPANIES LAW (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

TRONY SOLAR HOLDINGS COMPANY LIMITED

(adopted by special resolution dated 2 October 2009)

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Table A

The regulations in Table A in the First Schedule to the Law (as defined below) do not apply to the Company.

INTERPRETATION

1.             Definitions

1.1	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

	Alternate Director	an alternate director appointed in accordance with these Articles;

	Articles	these Amended and Restated Articles of Association, as the same may be amended from time to time;

	Auditor	the Person performing the duties of auditors of the Company;

	“Big Four”	means Deloitte Touche Tohmatsu, Ernst & Young, KPMG or PricewaterhouseCoopers, and any of their respective successors;

	Board or Board of Directors	the board of directors appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles;

	Company	Trony Solar Holdings Company Limited;

	Company Group	means the Off-Shore Entities (including the Company) and the Domestic Companies, all as identified on Schedule 2 to the Share Purchase Agreement;

	Company Pledged Shares	13,398,780 Ordinary Shares, which are owned by Sky Sense and pledged to the Investors to secured the performance of the Redemption Right pursuant to the Company Share Charge Agreement;

	Company Share Charge Agreement	the share charge agreement entered into by and among Sky Sense and the Investors with respect to the Company Pledged Shares to and for the benefit of the Investors to secure the performance of the Redemption Right control or controlled

as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the business, management and policies of that Person, whether through ownership of voting securities, by contract or otherwise;

Director	a director appointed or elected pursuant to these Articles and the Investors’ Rights Agreement and shall include an Alternate Director;

Domestic Companies	PRC On-Shore Company, and the other domestic companies organized and existing under the laws of the PRC held or controlled, whether directly or indirectly, by the Company;

Event of Default	means any “Event of Default” for the purposes of the Loan Agreement or the Shareholder Loan Agreement;

Founder	Li Yi (李毅);

Group Company	means a member of the Company Group;

HK Off-Shore Company	Grand Sun International Investment Limited ( 新阳国际投资有限公司), a limited liability company organized under the laws of the Hong Kong and a wholly-owned subsidiary of the Company;

HK Off-Shore Company Pledged Shares

13.25% of the issued and outstanding share capital of the HK Off-Shore Company, which is owned by the Company and pledged to the Investors to secured the performance of the Redemption Right pursuant to the HK Off-Shore Company Share Charge Agreement;

HK Off-Shore Company Share Charge Agreement	the share charge agreement entered into by and among the Company and the Investors with respect to the HK Off-Shore Company Pledged Shares to and for the benefit of the Investors to secure the performance of the Redemption Right

Indebtedness	shall have the meaning given to it in the Share Purchase Agreement

Investors	the purchasers of Series A Preferred Shares under the Share Purchase Agreement;

Investors’ Rights Agreement

the Investors’ Rights Agreement entered into among the Company, all of the Ordinary Shareholders of the Company, the Founder and the Investors in connection with the transactions under Share Purchase Agreement, as may be amended from time to time by the parties thereto;

Law	the Companies Law (Revised) of the Cayman Islands;

Loan Agreement	means the loan agreement entered into between Lakes Invest Limited and ICBC International Finance Ltd, on 2 October 2009;

Management Holding Companies	Sky Sense and Lakes Invest Limited, each a company organized and existing under the laws of the British Virgin Islands, and each a company controlled by the Founder;

Member / Shareholder

the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Memorandum	the Amended and Restated Memorandum of Association of the Company, as the same may be amended from time to time;

month	calendar month;

notice	written notice as further provided in these

Articles unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

ordinary resolution

a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a simple majority of the votes cast, or a unanimous written resolution passed by all of the Members entitled to vote as set forth in these Articles;

Ordinary Share	an Ordinary Share of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles;

Original Issue Date	the date on which the first Series A Preferred Share was issued pursuant to the Share Purchase Agreement;

Original Purchase Price	with respect to a Series A Preferred Share, US$7.4662 per share;

paid-up	paid-up or credited as paid-up;

Person	any individual and entity, including corporation, partnership, trust, limited liability company, joint venture, association, unincorporated organization or governmental body or other entity;

Pledged Shares	collectively, Company Pledged Shares, HK Off-Shore Company Pledged Shares and PRC On-Shore Company Pledged Shares;

PRC	People’s Republic of China but solely for purposes of these Articles excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;

PRC On-Shore Company	Trony Solar Science and Technology Development Limited (深圳市创益科技发展有限公司), a wholly-owned foreign enterprise organized under the laws of the PRC and a wholly-owned subsidiary of the

HK Off-Shore Company;

PRC On-Shore Company Pledged Shares

13.25% of the issued and outstanding share capital of the PRC On-Shore Company, which is owned by the HK Off-Shore Company and pledged to the Investors to secured the performance of the Redemption Right pursuant to the PRC On-Shore Company Share Charge Agreement;

PRC On-Shore Company Share Charge Agreement

the share charge agreement entered into by and among the HK Off-Shore Company and the Investors with respect to the PRC On-Shore Company Pledged Shares to and for the benefit of the Investors to secure the performance of the Redemption Right;

Preferred Share	a Preferred Share of par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles;

Qualified Exchange

any of (i) the New York Stock Exchange, (ii) the Nasdaq Global Market System, (iii) the Main Board of the Hong Kong Stock Exchange, or (iv) with the consent of the Investors holding in the aggregate not less than two-thirds of the Series A Preferred Shares, any other internationally-recognized stock exchange;

Qualified IPO

the closing of the Company’s first sale of its shares in a firm commitment underwritten initial public offering that results in such securities being listed or registered on a Qualified Exchange, the public offering price of which values the Company for not less than US$1,000,000,000 (or an equivalent amount thereof in another currency) immediately following such public offering and which results in aggregate cash proceeds to the Company of not less than US$200,000,000 (or an equivalent amount thereof in another currency) (before deduction of underwriting discounts, commissions and expenses);

Redemption Right	has the meaning set forth in Article 4.5(a)(i) of these Articles;

Register of Directors and Officers	the register of directors and officers referred to in these Articles;

Register of Members	the register of Members referred to in these Articles;

Registered Office	the registered office for the time being of the Company;

Seal	the common seal or any official or duplicate seal of the Company;

Secretary

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Series A Director	has the meaning set forth in Article 4.3(b);

Series A Preferred Share	a Preferred Shares designated as “Series A Preferred Share” of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles;

share	includes a fraction of a share;

Share Charge Agreements	the Company Share Charge Agreement, the HK Off-Shore Company Share Charge Agreement and the PRC On-Shore Company Share Charge Agreement;

Share Purchase Agreement

Series A Preferred Share Purchase Agreement, as may be amended from time to time, entered into by and among others, the Company, the HK Off-Shore Company, the PRC On-Shore Company, the Founder and the Investors, in connection with the sale and issuance of Series A Preferred Shares by the Company;

Shareholder Loan Agreement	means the shareholder loan entered into between Lakes Invest Limited and the Company, on 2 October 2009;

Sky Sense	Sky Sense Investments Limited, a company organized and existing under the laws of the British Virgin Islands and a company controlled by the Founder;

special resolution

a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a majority of not less than two thirds (2/3rd) of the votes cast, as provided in the Law, or a written resolution passed by unanimous consent of all Members entitled to vote;

Subsidiaries

the Company’s direct and indirect subsidiaries and affiliates with respect to which the Company exercises any control through equity ownership, contractual agreements or otherwise, which shall include, without limitation, the HK Off-Shore Company, the PRC On-Shore Company and the other Domestic Companies (individually a “Subsidiary”);

Transaction Documents

collectively, the Share Purchase Agreement, the Investors’ Rights Agreement, these Restated Articles, the Share Charge Agreements (in the forms attached to the Share Purchase Agreement), the Indemnification Agreement (in the form attached to the Share Purchase Agreement), the Employment Agreements (in the forms attached to the Share Purchase Agreement), the Shareholder’s Loan Agreement (in the form attached to the Share Purchase Agreement), the IP License Agreements (in the forms attached to the Share Purchase Agreement), the Subordination Agreement (in the form attached to the Share Purchase Agreement) and the Escrow Agreement (in the form attached to the Share Purchase Agreement);

Trony Materials	Shenzhen Trony Solar Energy Construction Material Co., Ltd. (深圳市创益太阳能建材有限公司)

US$	the lawful currency of the United States of

America;

US GAAP	generally accepted accounting principles of the United States;

written resolution	a resolution passed in accordance with Articles 37 or 61; and

year	calendar year.

1.2          In these Articles, where not inconsistent with the context:

(a)           words denoting the plural number include the singular number and vice versa;

(b)           words denoting the masculine gender include the feminine and neuter genders;

(c)           words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)           the words:-

(i)            “may” shall be construed as permissive; and

(ii)           “shall” shall be construed as imperative;

(e)           a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof; and

(f)            unless otherwise provided herein, words or expressions defined in the Law shall bear the same meaning in these Articles.

1.3          In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4          Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

1.5          In these Articles, Section 8 of the Electronic Transactions Law (2003 Revision) shall not apply.

SHARES

2.             Power to Issue Shares

2.1          Subject to these Articles, any resolution of the Members to the contrary and the Investors’ Rights Agreement, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe, provided that no share shall be issued at a discount except in accordance with the Law.

3.             Redemption and Purchase of Shares

3.1          Ordinary Shares shall not be redeemable, and Series A Preferred Shares shall not be redeemable, except in accordance with Article 4.2(c) and Article 4.5.

3.2          Subject to the Law and these Articles (including but not limited to Articles 3.1 and Article 5), the Company may do the following with respect to any redeemable shares it may issue from time to time:

(a)           The Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company.

(b)           The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Law.

(c)           The redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Board at or before the time of issuance.

(d)           Every share certificate representing a redeemable share shall indicate that the share is redeemable.

(e)           In the case of shares redeemable at the option of a Member a redemption notice from a Member may not be revoked without the agreement of the Board.

(f)            At the time or in the circumstances specified for redemption the redeemed shares shall be canceled and shall cease to confer on the relevant Member any right or privilege, without prejudice to the right to receive the redemption price, which shall become payable so soon as it can with due despatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissuance in respect of any balance).

(g)           The redemption price may be paid in any manner authorised by these Articles for the payment of dividends.

(h)           A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty (30) days, interest shall be paid for the period from the due date until actual payment at a rate which the Board, after due enquiry, estimates to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty (30) day deposits in the same currency.

(i)            The Board may exercise as it thinks fit the powers conferred on the Company by Section 37(5) of the Law (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issuance of shares for this purpose).

(j)            Subject as aforesaid, the Board may determine, as it thinks fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

(k)           No share may be redeemed unless it is fully paid-up.

3.3          The Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Law.  Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

SHARE RIGHTS

4.             Share Rights.  The Preferred Shares and Ordinary Shares of the Company shall have the following rights, preferences, privileges and be subject to the following restrictions:

4.1          Liquidation Rights.

(a)           Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (including a cessation of a substantial portion of the business of the Company), the assets and funds of the Company shall be distributed (subject to any prior ranking creditors’ claims) to the Members in the following proportion and priority:

(i)            the holders of the Series A Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of such assets and funds of the Company to the holders of Ordinary Shares, by reason of their ownership thereof, an amount equal to the Original Purchase Price (or an equivalent amount thereof in another currency) per share (as adjusted for any share splits, share dividends, reclassifications or the like (a “Recapitalization”)), multiplied by 1.2, for each Series A Preferred Share then held by them, plus an amount equal to all declared or accumulated but unpaid dividends on such shares (such amounts to be distributed under this Article 4.1(a)(i), the “Liquidation Preference”);

(ii)           if, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Shares in proportion to the preferential amount each such holder is otherwise entitled to receive; and

(iii)         upon the completion of the distribution required by Articles4.1(a)(i) or 4.1(a)(ii) above, the remaining assets and funds of the Company available for distribution to Members shall be distributed among the holders of the Series A Preferred Shares and the Ordinary Shares pro rata based on the number of Ordinary Shares held by each such holder (assuming conversion of all such Series A Preferred Shares into Ordinary Shares at the then effective Conversion Price (as defined below)).

(b)           Liquidation Event Defined.  For purposes of this Article 4.1, a liquidation, dissolution or winding up of the Company as referenced in this Article 4.1 is defined to be occasioned by, and to include, a Sale Transaction (collectively, a “Liquidation Event”).  For purposes of these Articles, a “Sale Transaction” means (i) a sale, license or other disposition of all or substantially all of the assets or business of the Company Group; (ii) a merger, amalgamation, reorganization, consolidation, transfer of voting control or other business combination or transaction in which the existing shareholders of the Company owning a majority of the voting interest of the Company prior to such transaction do not own such a majority of the surviving entity, or (iii) any sale or transfer of more than fifty percent (50%) of the voting interest of the Company by any existing shareholder or shareholders of the Company in any transaction or series of related transactions to a third party; provided that a merger or share exchange effected exclusively for the purpose of changing the domicile of the Company shall not be deemed as a Liquidation Event for the purpose of this Article 4.1.

(c)           Form of Consideration.  In the event of a Liquidation Event (other than a Sale Transaction), the distribution of proceeds from the Liquidation Event shall be payable in cash.  In the event of a Sale Transaction, the distribution of proceeds from the Liquidation Event shall be payable, at the option of the holders of Series A Preferred Shares, in cash (to the extent there is a cash component to the consideration in such Sale Transaction) and/or in the form of consideration received by the holders of Ordinary Shares on the closing date of such Sale Transaction.  If the consideration received by the Company is other than cash, its value will be deemed its fair market value.  Any securities shall be valued as follows:

(i)            Securities not subject to investment letter or other similar restrictions on free marketability:

(A)          If traded on a securities exchange, the value shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange over a specified time period;

(B)           If actively traded over-the-counter, the value shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) for such securities over a specified time period; and

(C)           If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(ii)           The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a Shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Article 4.1(c)(i) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(d)           Notice of Liquidation Event.  The Company shall give each holder of record of Preferred Shares written notice of any impending Liquidation Event not later than 10 days prior to the meeting of the Shareholders called to approve such Liquidation Event, or ten (10) days prior to the closing of such Liquidation Event, whichever is earlier, and shall also notify such holder in writing of the final approval of such Liquidation Event.  The first notice shall describe the material terms and conditions of the impending Liquidation Event and the provisions of this Article 4.1, and the Company shall thereafter give such holders prompt notice of any material changes to the terms and conditions.  Unless such notice requirements are waived, the Liquidation Event shall not take place sooner than ten (10) days after the Company has given notice of any material changes provided for therein.  Notwithstanding the other provisions of these Articles, all notice period or requirements in these Articles may be shortened or waived, either before or after the action for which notice is required, upon the approval (by vote or written consent) of the holders of at least two-thirds of the voting power of the then outstanding Series A Preferred Shares that are entitled to such notice rights.

(e)           Effect of Non-compliance.  In the event the requirements of Article 4.1 are not complied with, the Company shall forthwith either cause the closing of the Liquidation Event to be postponed until the requirements of this Article 4.1 have been complied with, or cancel such Liquidation Event, in which event the rights, preferences, privileges and restrictions of the holders of Preferred Shares shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Article 4.1(d).

4.2          Conversion Rights.  The holders of Series A Preferred Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)           Right to Convert.  Subject to Article 4.2(c), each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such shares, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the Original Purchase Price of such Series A Preferred Shares by the Conversion Price at the time in effect on the date the certificate is surrendered for conversion for such Series A Preferred Shares.  The initial Conversion Price per Series A Preferred Share shall be and equal the Original Purchase Price applicable to such share, which shall be subject to adjustment from time to time as set forth in Article 4.2(d) (the “Conversion Price”).

(b)           Automatic Conversion.  Each Series A Preferred Share shall automatically be converted into Ordinary Shares at the applicable Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Article 4.2(c), the closing of the Company’s Qualified IPO, or (ii) the date specified by written consent or agreement of holders of at least two-thirds of the then outstanding Series A Preferred Shares, voting as a separate class.

(c)           Mechanics of Conversion.  Before any holder of Series A Preferred Shares shall be entitled to convert such Series A Preferred Shares into Ordinary Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for such Series A Preferred Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued.  The Company shall give effect to a conversion by means of the redemption of the Series A Preferred Shares and the immediate re-subscription of the redemption proceeds in paying up the new Ordinary Shares.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Preferred Shares to be converted, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.  If the conversion is in connection with an underwritten public offering of securities, the conversion may, at the option of any holder tendering such Series A Preferred Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any Persons entitled to receive Ordinary Shares upon conversion of such Series A Preferred Shares shall not be deemed to have converted such Series A Preferred Shares until immediately prior to the closing of such sale of securities.

(d)           Conversion Price Adjustments of Preferred Shares.  The Conversion Price of the Preferred Shares shall be subject to adjustments from time to time as follows:

(i)            Issuance of Additional Shares below Purchase Price.  If the Company should issue, at any time after the Original Issue Date, Additional Shares (as defined below), including Additional Shares deemed to be issued pursuant to Article 4.2(d)(i)(E), without consideration or for a consideration per share less than the applicable Conversion Price for Series A Preferred Shares in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for Series A Preferred Shares in effect immediately prior to each such issuance shall automatically and concurrently with such issue be adjusted as set forth in this Article 4.2(d)(i).  No adjustment to the Conversion Price for the Series A Preferred Shares may be waived without the approval (by vote or written consent) of the holders of at least two-thirds of the then outstanding Series A Preferred Shares, voting as a separate class.

(A)          Adjustment Formula.  Whenever the Conversion Price is adjusted pursuant to this Article 4.2(d)(i), the new Conversion Price shall be adjusted to a price per share equal to the price paid per share for such Additional Shares.

(B)           Definition of Additional Shares.  For the purposes of this Article 4.2(d)(i), “Additional Shares” shall mean any Ordinary Shares issued (or deemed to have been issued pursuant to Article 4.2(d)(i)(E)) by the Company after the Original Issue Date), other than:

(1)           Ordinary Shares issued or issuable upon conversion of the Series A Preferred Shares;

(2)           Ordinary Shares issued pursuant to share dividends, share splits or similar transactions, as described in Article 4.2(d)(ii) hereof;

(3)           Up to 10% post-closing Ordinary Shares (subject to adjustment for share splits, share dividends, reclassifications or the like) issued or issuable to employees, consultants, officers or directors of the Group Companies pursuant to a share option plan or restricted share plan approved by the Board of Directors of the Company;

(4)           Ordinary Shares or Preferred Shares issuable upon exercise of options, warrants, notes, or other rights to acquire capital shares of the Company outstanding as of the Original Issue Date;

(5)           securities issued or issuable to financial institutions or lessors in connection with real estate leases, commercial credit arrangements, equipment financings or similar transactions approved by the Board of Directors (including the approval of the Series A Director), the principal purpose of which is non-equity financing;

(6)           securities issued by the Company pursuant to a strategic partnership, joint venture or other arrangement approved by the Board of Directors (including the approval of the Series A Director), the principal purpose of which is non-equity financing;

(7)           securities issued by the Company for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Board of Directors (including the approval of the Series A Director);

(8)           securities issued pursuant to a Qualified IPO of the Company’s securities;

(9)           Ordinary Shares or other securities issued as a dividend or distribution on the Series A Preferred Shares or any event for which an appropriate adjustment to the Series A Preferred Shares is made; and

(10)         securities issued pursuant to a stock split or other similar reorganization for which an appropriate adjustment to the Series A Preferred Shares is made.

(C)           [RESERVED]

(D)          Determination of Consideration.  In the case of the issuance of Ordinary Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.  In the case of the issuance of the Ordinary Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E)           Deemed Issuances of Ordinary Shares.  In the case of the issuance after the Original Issue Date of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Ordinary Shares (the “Ordinary Shares Equivalents”), the following provisions shall apply for all purposes of this Article 4.2(d)(i):

(1)           The aggregate maximum number of Ordinary Shares deliverable upon conversion, exchange or exercise (to the extent then convertible, exchangeable or exercisable) of any Ordinary Shares Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Ordinary Shares Equivalents were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related Ordinary Shares Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential anti-dilution adjustments) upon the conversion, exchange or exercise of any Ordinary Shares Equivalents (the consideration in each case to be determined in the manner provided in Article 4.2(d)(i)(D)).

(2)           In the event of any change in the number of Ordinary Shares deliverable or in the consideration payable to the Company upon conversion, exchange or exercise of any Ordinary Shares Equivalents, other than a change resulting from the anti-dilution provisions thereof, the Conversion Price of a Series A Preferred Share, to the extent in any way affected by or computed using such Ordinary Shares Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Ordinary Shares or any payment of such consideration upon the conversion, exchange or exercise of such Ordinary Shares Equivalents.

(3)           Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Ordinary Shares Equivalents, the Conversion Price of the Series A Preferred Shares, to the extent in any way affected by or computed using such Ordinary Shares Equivalents, shall be recomputed to reflect the issuance of only the number of Ordinary Shares (and Ordinary Shares Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Ordinary Shares Equivalents.

(4)           The number of Ordinary Shares deemed issued and the consideration deemed paid therefor pursuant to Article 4.2(d)(i)(E)(1) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Article 4.2(d)(i)(E)(2) or 4.2(d)(i)(E)(3).

(F)           No Increased Conversion Price.  Notwithstanding any other provisions of this Article 4.2(d)(i), except to the limited extent provided for in Articles 4.2(d)(i)(E)(2) and 4.2(d)(i)(E)(3), no adjustment of the Conversion Price pursuant to this Article 4.2(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(ii)           Share Splits and Dividends.  In the event the Company should at any time after the Original Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares or the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional Ordinary Shares or Ordinary Shares Equivalents without payment of any consideration by such holder for the additional Ordinary Shares or the Ordinary Shares Equivalents (including the additional Ordinary Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Shares shall be appropriately decreased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of Ordinary Shares outstanding and those issuable with respect to such Ordinary Shares Equivalents with the number of shares issuable with respect to Ordinary Shares Equivalents determined from time to time in the manner provided for deemed issuances in Article 4.2(d)(i)(E).

(iii)         Reverse Share Splits.  If the number of Ordinary Shares outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding Ordinary Shares, then, following the record date of such combination, the Conversion Price for a Series A Preferred Share shall be appropriately increased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(iv)          IPO Pre-Money Valuation Adjustment.

(A)          If the valuation of the Company immediately prior to the effectiveness of the Qualified IPO (the “Pre-IPO Valuation”) is less than or equal to US$1,700,000,000, then the Series A Preferred Shares shall be convertible into that number of Ordinary Shares of the Company which represents a percentage of the as-converted, fully diluted outstanding equity securities of the Company immediately prior to the effectiveness of the Qualified IPO, which percentage shall be equal to the result of (i) 200%, multiplied by (ii) the result of US$45,000,000 divided by the amount of the Pre-IPO Valuation.

(B)           If the Company’s Pre-IPO Valuation is greater than US$1,700,000,000, then the Series A Preferred Shares shall be convertible into that number of Ordinary Shares of the Company which represents a percentage of the as-converted, fully diluted outstanding equity securities of the Company, immediately prior to the effectiveness of the Qualified IPO, which percentage shall be equal to the result of (i) the Series A Percentage Interest (as defined below), multiplied by (ii) the sum of (a) 70% multiplied by the Pre-IPO Valuation and (b) 30% multiplied by US$1,700,000,000, divided by (iii) the Pre-IPO Valuation.  For purposes of this Article 4.2(d)(iv)(B), “Series A Percentage Interest” means the percentage of the Company’s equity securities (viewed on a fully-diluted and as-if converted basis) that the holders of Series A Preferred Shares hold immediately prior to the effectiveness of the Qualified IPO.

(C)           The conversion of the Series A Preferred Shares in connection with the Qualified IPO shall occur simultaneously with and contingent upon the occurrence of the effectiveness of the Qualified IPO.

(e)           Other Distributions.  In the event the Company shall declare a distribution payable in securities of other Persons, evidences of Indebtedness issued by the Company or other Persons, assets (excluding cash dividends) or options or rights not referred to in Articles 4.2(d)(i) or 4.2(d)(ii), then, in each such case for the purpose of this Article 4.2(d)(iv), the holders of Series A Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Ordinary Shares of the Company into which their Series A Preferred Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares of the Company entitled to receive such distribution.

(f)            Recapitalizations.  If at an time or from time to time there shall be a recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article 4.2 or in Article 4.1) provision shall be made so that the holders of the Series A Preferred Shares shall thereafter be entitled to receive upon conversion of such Series A Preferred Shares the number of shares or other securities or property of the Company or otherwise, to which a holder of Ordinary Shares deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 4.2 with respect to the rights of the holders of such Series A Preferred Shares after the recapitalization to the end that the provisions of this Article 4.2 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Series A Preferred Shares) shall be applicable after that event and be as nearly equivalent as practicable.

(g)           No Impairment.  The Company will not, without the appropriate vote of the Shareholders under the Law or these Articles, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 4.2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Shares against impairment.

(h)           No Fractional Shares and Certificate as to Adjustments.

(i)            No fractional shares shall be issued upon the conversion of any Preferred Shares and the number of Ordinary Shares shall be rounded down to the nearest whole share.  In lieu of fractional shares, the Company will pay cash in an amount equal to the fair value of such fractional shares, based on the fair market value of the Ordinary Shares, as determined in good faith by the Board of Directors, as of the time when those who would otherwise be entitled to receive such fractional shares is determined.  The number of shares issuable upon such conversion shall be determined on the basis of the total number of Preferred Shares the holder is at the time converting into Ordinary Shares and the number of Ordinary Shares issuable upon such aggregate conversion.

(ii)           Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Shares pursuant to this Article 4.2, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such Preferred Shares at the time in effect, and (C) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Shares.

(i)            Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j)            Reservation of Shares Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite Shareholder approval of any necessary amendment to these Articles.

(k)           Notices.  Any notice required by the provisions of this Article 4.2 to be given to the holders of Preferred Shares shall be deemed given if deposited in the national mail system of the jurisdiction in which any Group Company is located, postage prepaid, or sent by email, telegram or fax, and addressed to each holder of record at his address, email address or fax number appearing on the books of the Company, or as subsequently modified by written notice.

(l)            Status of Converted Shares.  In the event any Preferred Shares shall be converted pursuant to this Article 4.2, the shares so converted shall be cancelled and shall not be issuable by the Company.

4.3          Voting; Election of Directors.

(a)           Voting.  Except as expressly provided by the Memorandum and these Articles or as provided by Law, the holders of Preferred Shares shall have the same voting rights as the holders of Ordinary Shares and shall be entitled to notice of any meeting of the Members in accordance with the Memorandum and Articles, and the holders of Ordinary Shares and Preferred Shares shall vote together as a single class on all matters.  Each holder of Ordinary Shares shall be entitled to one vote for each Ordinary Share held, and each holder of Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Shares could be converted at the Conversion Price then in effect as of the applicable record date.  Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which Preferred Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)           Election of the Board of Directors.  At each annual meeting of the Members of the Company, or at any meeting of the Members of the Company at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent, (i) the majority in interest of the Series A Preferred Shares shall be entitled to appoint and remove one (1) Director (the “Series A Director”), subject to the approval of the Ordinary Directors (as defined below), which approval shall not be unreasonably withheld or delayed, and (ii) the holders of a majority of the outstanding Ordinary Shares shall be entitled to appoint and remove two (2) Directors (the “Ordinary Directors”).  Subject to the provisions of the Investors’ Rights Agreement and the immediate preceding sentence, any class of holder or holders having the right to elect a member of the Board of Directors pursuant to the foregoing may remove its designated Director at any time and from time to time, with or without cause (subject to any requirements of law), in their sole discretion, and any vacancy thereby created may be filled by such holder or holders at the meeting or pursuant to written consent.

4.4          Dividends.

(a)           The holders of Series A Preferred Shares shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Ordinary Shares or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional Ordinary Shares of the Company) on the Ordinary Shares of the Company, at the rate of eight percent (8%) of the Original Purchase Price (as adjusted for any Recapitalization) per annum on each outstanding Series A Preferred Share, provided however, that the right to such dividends on the Series A Preferred Shares shall not be cumulative, and no right shall accrue to holders of Series A Preferred Shares by reason of the fact that dividends on such shares are not declared or paid in any prior year.  No dividends shall be declared or paid on any other class or series of shares of the Company, unless and until all dividends in the amounts set forth in this Article 4.4(a) have been paid or declared and set apart during that fiscal year and any prior year in which dividends accrued or were declared but remain unpaid.

(b)           After payment of all accrued or declared dividends on the Series A Preferred Shares has been paid or declared and set apart in accordance with Article 4.4(a), any additional dividends declared shall be distributed among all holders of Ordinary Shares and Series A Preferred Shares in proportion to the number of Ordinary Shares which would be held by each such holder if all Series A Preferred Shares were converted into Ordinary Shares at the applicable Conversion Price for the Series A Preferred Shares then in effect.

(c)           In the event that the Company shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of the Series A Preferred Shares, the Company shall, at the option of each holder, pay in cash to each holder of Series A Preferred Share subject to conversion the full amount of any such dividends or allow such dividends to be converted into Ordinary Shares.

4.5          Redemption.

(a)           Series A Preferred Shares are redeemable on the terms set forth in this Article 4.5 and Article 3:

(i)            Redemption Date and Price.  At any time after (A) the earlier of (i) such date the Company has ceased to be actively preparing for a Qualified IPO and (ii) January 29, 2010, provided that the Company may, by written notice to each Series A Preferred Share holder prior to January 29, 2010, extend the date set forth in the foregoing clause (ii) until March 29, 2010, (B) the date on which the Founder ceases to be the Chairman or Chief Executive Officer of the Company, or he or his immediate family members, whether directly or indirectly, holds less than fifty percent (50%) of the equity interest in the Company, (C) there has been a material breach of the Transaction Documents, including without limitations the representations, warranties, covenants and agreements provided by the warrantors under the Share Purchase Agreement, or (D) the occurrence of a Sale Transaction, (E) the Company’s failure to satisfy the financial metrics set forth in Section 6.14(b) of the Share Purchase Agreement, or (F) an Event of Default occurs (a “Redemption Triggering Event”), a holder of Series A Preferred Shares (a “Redeeming Holder”) may elect to have all or some of its Series A Preferred Shares redeemed by the Company (the “Redemption Right”) at the Redemption Price (as defined below) by delivery of a written notice to the Company (a “Redemption Election”) and all of the other holders of Series A Preferred Shares.  The Company shall, to the extent it may lawfully do so, within thirty (30) days after receipt by the Company of the Redemption Election (the “Redemption Date”), redeem that number of shares specified in such Redemption Election in accordance with the procedures set forth in this Article 4.5(a)(ii) by paying in cash therefor an amount per Series A Preferred Share that is equal to the Original Purchase Price, plus a return thereon at a rate of twenty percent (20%) per annum, accruing daily (on the basis of a 365-day year) from the Original Issue Date until the Redemption Date and compounding annually, after taking into account any dividends paid on such shares (the “Redemption Price”).  In calculating the Redemption Price, any amounts attributable to any partial year shall be pro rated for such partial year.

(ii)           Procedure.  Within ten (10) days following its receipt of the Redemption Election, the Company shall mail a written notice, first class postage prepaid, to the Redeeming Holder at the address last shown on the records of the Company for the Redeeming Holder, notifying the Redeeming Holder of the redemption to be effected, specifying the number of shares eligible to be redeemed from the Redeeming Holder, the Redemption Date, the applicable Redemption Price and the place at which payment may be obtained, and calling upon the Redeeming Holder to surrender to the Company, in the manner and at the place designated, the Redeeming Holder’s certificate or certificates representing the shares to be redeemed (the “Redemption Notice”).  On or after the Redemption Date, the Redeeming Holder shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.  As promptly as practicable after receipt of the surrendered certificate or certificates (and in no event more than ten (10) days following the Redemption Date) the Company shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the holder, a check for cash with respect the shares so redeemed.  In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(iii)         Effect of Redemption; Insufficient Funds.  From and after any Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the Redeeming Holder (except the right to receive the Redemption Price without interest upon surrender of the applicable share certificate or certificates) shall cease with respect to the shares designated to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.  If the funds of the Company legally available for redemption of Series A Preferred Shares on any Redemption Date are insufficient to redeem the total number of Series A Preferred Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares, and such maximum number shall be determined by dividing (A) the aggregate amount of funds which are legally available for redeeming the Series A Preferred Shares by (B) the Redemption Price.  If shares of more than one Redeeming Holder are to be redeemed on any Redemption Date,  those funds which are legally available will be used to redeem the maximum possible number of shares, allocated ratably among the holders of such shares to be redeemed based upon the total Redemption Price applicable to the Series A Preferred Shares designated to be redeemed by each Redeeming Holder.  The Series A Preferred Shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.  At any time thereafter when additional funds of the Company are legally available for the redemption of Series A Preferred Shares, such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on any Redemption Date but which it has not redeemed.  Upon any default in payment of the Redemption Price, the Redemption Price shall accrue interest at twenty-five percent (25%) per annum until the date the defaulted amount of the Redemption Price (together with all such accrued interest) shall have been received by the Redeeming Holder(s).

(iv)          Redemption Fund.  On or prior to each Redemption Date, the Company shall deposit the Redemption Price of all Series A Preferred Shares designated for redemption in all Redemption Elections received by the Company with respect to such Redemption Date, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of US$100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the applicable Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the Company that such holder has surrendered such holder’s share certificate to the Company pursuant to Article 4.5(ii) above.  As of the date of such deposit (even if prior to the Redemption Date), the deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the applicable Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Article 4.2) hereof.  Such instructions shall also provide that any monies deposited by the Company pursuant to this Article 4.5(iv) for the redemption of shares thereafter converted into Ordinary Shares pursuant to Article 4.2 hereof prior to the Redemption Date shall be returned to the Company forthwith upon such conversion.  The balance of any monies deposited by the Company pursuant to this Article 4.5(iv) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Company upon its request expressed in a resolution of its Board of Directors.

(v)            Share Pledge.  Pursuant to the terms of the Share Charge Agreements, the chargees identified therein have charged the Pledged Shares to and for the benefit of the holders of Series A Preferred Shares to secure the performance of the obligations under this Article 4.5.  If after the occurrence of a Redemption Triggering Event and delivery of the Redemption Election the Company fails to redeem the shares subject to a Redemption Election in accordance with this Article 4.5, providing the Redeeming Holders the full benefit of the Redemption Right hereunder, including without limitation the Redemption Price, the holders of Series A Preferred Shares may take measures available to them against the Pledged Shares pursuant to the Share Charge Agreements and at Law.

5.             Protective Provisions.

5.1          For so long as any Series A Preferred Shares (or an equivalent amount of Ordinary Shares issued upon conversion thereof) remain outstanding, the Company shall not (by amendment, merger, consolidation or otherwise), and the Company shall cause the other Group Companies to not, without first obtaining the approval (by vote or written consent) of the holders of at least two-thirds (2/3) of the then outstanding Series A Preferred Shares, voting together as a single class:

(a)           sell or issue or offer to sell or issue any equity or debt securities of the Company (including any public offering and/or listing other than the Qualified IPO);

(b)           declare or pay any dividend or distribution;

(c)           increase or decrease the total number of authorized share capital of the Company;

(d)           purchase, redeem or acquire any securities of the Company, Group Company or any other Person;

(e)           take any action that reclassifies any shares into shares having preferences senior to or on a pari passu basis with the Series A Preferred Shares or take any other action that adversely affects the relative rights, privileges or preferences of the Series A Preferred Shares, including the creation or issuance of any shares having rights preferences or privileges senior to or on parity with the Series A Preferred Shares;

(f)            alter the Memorandum and Articles of the Company or any constitutional documents of the Group Companies;

(g)           authorize or enter into a merger, consolidation, reorganization, liquidation, dissolution, winding up or sale of all or any part of the Company or any Group Company;

(h)           acquire or establish any other company or entity, or acquire any business or assets, or establish any joint venture, in each case with a cost in excess of US$2,000,000;

(i)            enter into material third-party agreements outside the ordinary course of business;

(j)                                  commence or settle any material litigation, arbitration or other proceedings;

(k)                               adopt or amend any employee stock ownership or purchase plan or stock option plan;

(l)                                   materially change the business of the Company or any Group Company;

(m)                            sell, purchase, pledge, lease or otherwise dispose of any assets with a gross book-value or market value in excess of US$2,000,000 in the aggregate in any financial year (whether through a single transaction or a series of related transactions) outside the ordinary course of business;

(n)                                incur Indebtedness or capital expenditures in excess of US$1,000,000 in the aggregate during any calendar year;

(o)                                 grant any guarantee, indemnity or suretyship other than in respect of the Company’s obligations in the ordinary course of business;

(p)                                appoint, terminate or reassign the office of the Chairman, Chief Executive Officer, President, Chief Financial Officer or any other officer or key employee, or amend the employment terms for any such officers or key employees;

(q)                                any change in the Company’s financial year end or auditors, or any material change in the Company’s accounting methods and policies;

(r)                                 approve any increase in the remuneration of a senior executive of the Company or any Group Company in excess of 100% of such senior executive’s remuneration in effect as of the Closing of the transactions contemplated in the Share Purchase Agreement;

(s)                                 initiate bankruptcy proceedings of the Company or any other Group Company;

(t)                                   enter into any related party transaction other than on arms’ length terms; or

(u)                                enter into any transaction with Trony Materials or any of the shareholders of Trony Materials, or amend the terms of any agreement relating to ownership interests in or of Trony Materials;

(v)                                 agree to do any of the foregoing.

Where any of the above actions require a special resolution of the Members under the Statute and the consent of the holders of the Series A Preferred Shares has not been obtained in accordance with this Article, holders of the Series A Preferred Shares who vote against the resolution at the general meeting shall be entitled to the number of votes of all such Members who voted in favor of such resolution plus one.

5.2                               In furtherance of Article 5.1, the Company will not, without the appropriate vote of the shareholders under the Law and Article 5.1, as applicable, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or any Subsidiary, but will at all times in good faith assist in the carrying out of all the provisions of this Article 5 and in the taking of all such action as may be necessary or appropriate in order to protect the voting rights of the holders of Series A Preferred Shares set forth herein against impairment.

6.                                      Rights Attaching to Shares

Subject to the provisions of these Articles, the holders of the Ordinary Shares shall:

(a)                                be entitled to one vote per share;

(b)                                be entitled to such dividends as the Board may from time to time declare;

(c)                                 in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)                                generally be entitled to enjoy all of the rights attaching to shares.

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.  The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

7.                                      Calls on Shares

7.1                               The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment.  The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

7.2                               The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

7.3                               The Company may make arrangements on the issuance of shares for a difference between the Members in the amounts and times of payments of calls on their shares.

8.                                      Joint and Several Liability to Pay Calls

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

9.                                      Forfeiture of Shares

9.1                               If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call
TRONY SOLAR HOLDINGS COMPANY LIMITED (the “Company”)

You have failed to pay the call of [amount of call] made on the [ ] day of [ ], 200[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [ ] day of [ ], 200[ ], the day appointed for payment of such call.  You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ]  day of [ ], 200[ ] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [  ] day of [  ], 200[  ]

[Signature of Secretary] By Order of the Board

9.2                               If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Law.

9.3                               A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

9.4                               The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed.  Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

10.                               Share Certificates

10.1                        Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon.  The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

10.2                        If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

10.3                        Share certificates may not be issued in bearer form.

11.                               Fractional Shares

The Company may not issue fractions of a share, and any fractional value of the shares shall be payable to the holder at the fair market value of such share, as determined in good faith by the Board of Directors of the Company.

REGISTRATION OF SHARES

12.                               Register of Members

The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Board of Directors shall appoint and shall enter therein the following particulars:

(a)                                 the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

(b)                                the date on which each person was entered in the Register of Members; and

(c)                                 the date on which any person ceased to be a Member.

13.                               Registered Holder Absolute Owner

13.1                        The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

13.2                        No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder.  If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

(a)                                such notice shall be deemed to be solely for the holder’s convenience;

(b)                                the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c)                                 the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d)                                the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

14.                               Transfer of Registered Shares

14.1                        An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares
(the “Company”)

FOR VALUE RECEIVED                  [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

DATED this [  ] day of [  ], 200[  ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

14.2                        Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone.  The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

14.3                        The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

14.4                        The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

14.5                        Despite anything otherwise provided in these Articles, the Board shall not decline to register any transfer of shares nor suspend registration thereof:

(a)                                where such transfer is made in accordance with or under any of the Transaction Documents (excluding these Articles); or

(b)                                where such transfer is by or on behalf of the Investor or any nominee of an Investor in favour of any third party upon disposal or realisation of shares following an Investor having become entitled to exercise or enforce its rights under any mortgage or charge of shares, and a certificate by any officer of the Investors that the relevant transfer is within paragraph (a) or (b) above shall be conclusive evidence of that fact.

15.                               Transmission of Registered Shares

15.1                        In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares.  Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons.  Subject to the provisions of Section 39 of the

Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

15.2                        Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
TRONY SOLAR HOLDINGS COMPANY LIMITED (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [ ] day of [ ], 200[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

15.3                        On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member.  Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

15.4                        Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

16.                               Power to Alter Capital

16.1                        Subject to the Law and these Articles (including but not limited to Article 5.1), the Company may from time to time by ordinary resolution alter the conditions of its Memorandum to increase its share capital by new shares of such amount as it thinks expedient or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient.

16.2                        Subject to the Law and these Articles (including but not limited to Article 5.1), the Company may from time to time by ordinary resolution alter the conditions of its Memorandum to:

(a)                                 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)                                subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum; or

(c)                                 cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

16.3                        For the avoidance of doubt it is declared that paragraphs 16.2(a) and 16.2(b) above do not apply if at any time the shares of the Company have no par value.

16.4                        Subject to the Law and these Articles (including but not limited to Article 5.1), the Company may from time to time by special resolution reduce its share capital in any way or alter any conditions of its Memorandum relating to share capital.

17.                               [Reserved]

DIVIDENDS AND CAPITALISATION

18.                               Dividends

18.1                        The Board may, subject to these Articles (including but not limited to Article 4.4 and 5.1), and any direction of the Company in general meeting, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

(a)                                 No unpaid dividend shall bear interest as against the Company.

(b)                                Dividends may be declared and paid out of profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Board determines is no longer needed, or not in the same amount.  Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

(c)                                 With the sanction of an ordinary resolution of the Company, the Board may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company or Subsidiaries) and may settle all questions concerning such distribution. Without limiting the foregoing generally, the Board may fix the value of such specific assets, may determine that cash payments shall be made to some Members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Board thinks fit.

(d)                                The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

(e)                                 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.  No unpaid distribution shall bear interest as against the Company.

(f)                                   The Board may fix any date as the record date for determining the Members entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the board resolution declaring same.

19.                               Power to Set Aside Profits

19.1                        Subject to these Articles (including but not limited to Article 5.1), the Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.  Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company.  The Board may also, without placing the same to reserve, carry forward any profit which they decide not to distribute.

19.2                        Subject to any direction from the Company in general meeting, the Board may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company’s share premium account.

20.                               Method of Payment

20.1                        Any permissible dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

20.2                        In the case of joint holders of shares, any permissible dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct.  If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

20.3                        The Board may deduct from the permissible dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

21.                               Capitalisation

21.1                        Subject to these Articles (including but not limited to Article 5.1), the Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

21.2                        Subject to these Articles (including but not limited to Article 5.1), the Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

22.                               Annual General Meetings

The Company may in each year hold a general meeting as its annual general meeting.  The annual general meeting of the Company may be held at such time and place as the Board shall appoint.

23.                               Extraordinary General Meetings

23.1                        General meetings other than annual general meetings shall be called extraordinary general meetings.

23.2                        The Chairman or any two (2) Directors or any Director and the Secretary or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary.

24.                               Requisitioned General Meetings

24.1                        The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company.  To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office.  The requisition may consist of several documents in like form each signed by one or more requisitionists.

24.2                        If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety days after the requisition.  An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

25.                               Notice

25.1                        At least fifteen (15) days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and if different, the record date for determining Members entitled to attend and vote at the general meeting, and, as far as practicable, the other business to be conducted at the meeting.

25.2                        At least seven (7) days’ notice of an extraordinary general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and the general nature of the business to be considered at the meeting.

25.3                        The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

25.4                        A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the Members entitled to attend and vote thereat.

25.5                        The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

26.                               Giving Notice

26.1                        A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose.  For the purposes of this Article, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

26.2                        Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

26.3                        Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

27.                               Postponement of General Meeting

The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting.  Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Articles.

28.                               Participating in Meetings by Telephone

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

29.                               Quorum at General Meetings

29.1                        At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued Ordinary

Shares and 50% of the total issued Preferred Shares throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time.

29.2                        If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.

30.                               Chairman to Preside

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members at which such person is present.  In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

31.                               Voting on Resolutions

31.1                        Subject to the provisions of the Law and these Articles (including but not limited to Article 5.1), any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Articles and in the case of an equality of votes the resolution shall fail.

31.2                        No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

31.3                        At any general meeting a resolution put to the vote of the meeting shall be voted upon by a poll and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Articles (including but not limited to Article 5.1), every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote.  Voting by a show of hands shall not be permitted.

31.4                        At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

31.5                        At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.

32.                               Vote on a Poll

32.1                        A vote of the meeting by a show of hands in lieu of a poll shall not be permitted.

32.2                        Subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting.  A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

32.3                        A poll for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll on any other question shall be taken in such manner and at such time and place at such meeting as the chairman of the meeting may direct.

32.4                        Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy.  At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

33.                               Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

34.                               Instrument of Proxy

34.1                        An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

PROXY
TRONY SOLAR HOLDINGS COMPANY LIMITED (THE “COMPANY”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members held on the [ ] day of [ ], 200[ ] and at any adjournment thereof.  (Any restrictions on voting to be inserted here.)

Signed this [  ] day of [  ], 200[  ]

Member(s)

34.2                        The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

34.3                        A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

34.4                        The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

35.                               Representation of Corporate Member

35.1                        A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

35.2                        Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

36.                               Adjournment of General Meeting

The chairman of a general meeting may, with the consent of a majority in number of those present at any general meeting at which a quorum is present, and shall if so directed, adjourn the meeting.  Unless the meeting is adjourned for more than sixty (60) days fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat, in accordance with the provisions of these Articles.

37.                               Written Resolutions

37.1                        Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by unanimous resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of all of the Members who would be entitled to attend the meeting and vote on the resolution.

37.2                        A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the Members, or the Members of the relevant class thereof, in as many counterparts as may be necessary.

37.3                        A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

37.4                        A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

37.5                        For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

38.                               Directors Attendance at General Meetings

The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

39.                               Election of Directors and Number of Directors

There shall be a Board of Directors consisting of not less than one person.  The Directors of the Company shall be appointed, elected or removed in accordance with the terms of Investors’ Rights Agreement and Article 4.3(b).  Subject to the provisions of the Investors’ Rights Agreement and Article 4.3(b) and Article 5.1, the Directors may from time to time increase or reduce the limits in the number of Directors.

40.                               Term of Office of Directors

Subject to Article 4.3(b) and the Investors’ Rights Agreement, an appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

41.                               Alternate Directors

41.1                        A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment.  An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

41.2                        The appointment of an Alternate Director shall terminate on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

41.3                        An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

41.4                        If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

41.5                        Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

41.6                        Unless expressly provided to the contrary in his notice of appointment, an Alternate Director may join in a written resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.

41.7                        Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

42.                               [Reserved]

43.                               Vacancy in the Office of Director

The office of Director shall be vacated if the Director:

(a)                                  is removed from office pursuant to these Articles or the Investors’ Rights Agreement;

(b)                                dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)                                  is or becomes of unsound mind or an order for his detention is made under the Mental Health Law of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies; or

(d)                                  resigns his office by notice in writing to the Company.

44.                               Remuneration of Directors

Subject to these Articles, the remuneration (if any) of the Directors shall, subject to any direction that may be given by the Company in general meeting, be determined by the Directors as they may from time to time determine and shall be deemed to accrue from day to day.  The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.  Individual remuneration of any Director shall not exceed US$20,000 for any calendar year.

45.                               Defect in Appointment of Director

All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

46.                               Directors to Manage Business

Subject to these Articles (including but not limited to Article 5.1) and the Investors’  Rights Agreement, the business of the Company shall be managed and conducted by the Board.  In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Law or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles, the provisions of the Law and to such directions as may be prescribed by the Company in general meeting.

47.                               Powers of the Board of Directors

Without limiting the generality of Article 46 but subject to provisions of Article 5.1 and the Law, the Memorandum and Articles to any directions given by special resolutions, the Board may:

(a)                                 appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)                                exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)                                 appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the

Board, supervise and administer all of the general business and affairs of the Company;

(d)                                appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)                                 by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney.  Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s person seal with the same effect as the affixation of the seal of the Company;

(f)                                   procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)                                delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board, including the Series A Director, and every such committee shall conform to such directions as the Board shall impose on them.  All such committees shall include the Series A Director.  Subject to any directions or regulations made by the Directors for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

(h)                                delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board sees fit;

(i)                                   present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)                                   in connection with the issuance of any share, pay such commission and brokerage as may be permitted by law; and

(k)                               authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

48.                               Register of Directors and Officers

48.1                        The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and Officer:

(a)                                  first name and surname; and

(b)                                  address.

48.2                        The Board shall, within the period of thirty (30) days from the occurrence of:

(a)                                  any change among its Directors and Officers; or

(b)                                  any change in the particulars contained in the Register of Directors and Officers,

cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

49.                               Officers

The Officers shall consist of a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

50.                               Appointment of Officers

50.1                        Subject to Article 5.1, the Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

50.2                        The chief financial officer and the chief executive officer of the Company shall be appointed by the Board from the time to time.

51.                               Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

52.                               Remuneration of Officers

Subject to Article 5.1, the Officers shall receive such remuneration as the Board may determine.

53.                               Conflicts of Interest

53.1                        Subject to Article 5.1, any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a

Director.  Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

53.2                        A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by law.

53.3                        Following a declaration being made pursuant to this Article, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting; provide, that any such vote shall be subject in all cases to the protective provisions of Article 5.1.

54.                               Indemnification and Exculpation of Directors and Officers

54.1                        To the highest extent permitted by applicable laws, the Directors and Officers of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and every former director and officer, and their respective heirs, executors, administrators, and personal representatives (each of which persons being referred to in this Article as an “indemnified party”) shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons.  Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

54.2                        The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company.

MEETINGS OF THE BOARD OF DIRECTORS

55.                              Board Meetings

The Board of Directors of the Company shall meet at least once every quarter (which may include meeting via teleconference or by telephone) unless otherwise agreed to by the Board of Directors (including the Series A Director) that such meeting is not necessary.  A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

56.                              Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.  Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director’s last known address or any other address given by such Director to the Company for this purpose.  Each Observer (as defined in the Investors’ Rights Agreement) shall be entitle to receive all notices of meetings and, subject to such Observer’s confidentiality obligations, any other materials distributed to Directors in connection with such meetings.

57.                              Participation in Meetings by Telephone

Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

58.                              Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be two (2) Directors and that if there is only one (1) Director for the time being in office the quorum shall be one (1).

59.                              Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number.

60.                              Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman of the Company shall act as chairman at all meetings of the Board at which such person is present.  In his absence a chairman shall be appointed or elected by the Directors present at the meeting.

61.                              Written Resolutions

61.1                        Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors.

61.2                        A resolution in writing may be signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors in as many counterparts as may be necessary.

61.3                        A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Directors in a directors’ meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

61.4                        A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

61.5                        For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Director to sign (or Alternate Director to sign if so authorised under Article 41.6), and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

62.                              Validity of Prior Acts of the Board

No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

63.                              Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)                                 of all elections and appointments of Officers;

(b)                                of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)                                 of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

64.                              Register of Mortgages and Charges

64.1                        The Directors shall cause to be kept the Register of Mortgages and Charges required by the Law.

64.2                        The Register of Mortgages and Charges shall be open to inspection in accordance with the Law, at the office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.

65.                              Form and Use of Seal

65.1                        The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

65.2                        Notwithstanding the foregoing, the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

65.3                        The Company may have one or more duplicate Seals, as permitted by the Law; and, if the Directors think fit, a duplicate Seal may bear on its face of the name of the country, territory, district or place where it is to be issued.

ACCOUNTS

66.                              Books of Account

66.1                        The books of account shall be kept at the registered office of the Company, or at such other place or places as the Board thinks fit.

66.2                        The Company shall prepare and deliver to the holders of Series A Preferred Shares who hold at least 10% of the number of Series A Preferred Shares issued and outstanding as of the Closing of the transactions contemplated by the Purchase Agreement (as adjusted for Recapitalizations):

(a)                                 as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, all on a consolidated basis, prepared in accordance with US GAAP, and audited and certified by a “Big-Four” accounting firm selected by the Company;

(b)                                 as soon as practicable, but in any event within sixty (60) days after the end of each of the first three quarters, an unaudited profit or loss statement, a statement of cash flows for such fiscal month and an unaudited balance sheet as of the end of such fiscal month on a consolidated basis;

(c)                                 as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, an annual budget and business and financial plan for the next fiscal year prepared in reasonable detail, and as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(d)                                 with respect to the financial statements called for in this Article, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with US GAAP consistently applied throughout the period (with the exception of footnotes that may be required by US GAAP) and fairly present in all material respects the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with US GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so.

67.                              Financial Year End

The financial year end of the Company shall be 31st December in each year but, subject to any direction of the Company in general meeting and Article 5.1, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

AUDITORS AND AUDITS

68.                              Auditors and Audits

68.1                        Subject to Article 5.1, the “Big Four” Auditors may be appointed by a resolution of the Board.

68.2                        Subject to Article 5.1, whenever there are no Auditors appointed as aforesaid the Directors may appoint Auditors for such period as the Directors may determine or earlier removal such position by the Company in general meeting.

68.3                        The Auditor may be a Member, but no Director, Officer or employee of the Company shall, during his continuance in such position, be eligible to act as an Auditor of the Company.

68.4                        Unless fixed by the Company in general meeting, the remuneration of the Auditor shall be as determined by the Board in such manner as the Board may by resolution determine.

68.5                        The remuneration of the auditors of the Company shall be fixed by resolution of Members or in such manner as the Company may by resolution of Members determine.

68.6                        The profit and loss account and balance sheet of the Company and the audited consolidated financial statements in respect of the Company and the Subsidiaries shall be audited by the Auditors of the Company.  The Auditors shall state in a written report whether or not:

(a)                                 in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company and (in respect of the consolidated financial statements) the Group Company at the end of that period; and

(b)                                 all the information and explanations required by the Auditors have been obtained.

68.7                        The report of the Auditors shall be annexed to the accounts and shall be read at the meeting of Members at which the accounts are laid before the Company or shall be served on the Members.

68.8                        Every Auditor of the Company shall have right of access at all times to the books of account of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the Auditors.

68.9                        The Auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Members of the Company at which the Company’s profit and loss account and balance sheet are to be presented.

VOLUNTARY WINDING-UP AND DISSOLUTION

69.                              Winding-Up

69.1                        Subject to the Law, the Memorandum and Articles, including Article 5.1, the Company may be voluntarily wound-up by a special resolution of the Members.

69.2                        Subject to Articles 4.1 and 5.1, if the Company shall be wound up the liquidator may, with the sanction of a special resolution, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the

Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

70.                              Changes to Articles

Subject to the Law, the Memorandum and the Articles (including but not limited to Article 5.1), the Company may, by special resolution, alter or add to these Articles.

71.                              Changes to the Memorandum

Subject to the Law, the Memorandum and the Articles (including but not limited to Article 5.1), the Company may from time to time by special resolution alter its Memorandum with respect to any objects, powers or other matters specified therein.

72.                              Discontinuance

Subject to the Articles (including but not limited to Article 5.1), the Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Law.